Dealer Manager Agreement

[                          ], 2010

Stifel, Nicolaus & Company, Incorporated

501 North Broadway

St. Louis, Missouri  63102

Ladies and Gentlemen:

1.                  Exchange Offer.  Independent Bank Corporation, a Michigan corporation (the “Company”), plans to make an offer (such offer, as it may be amended and supplemented, the “Exchange Offer”) of up to 180,200,000 newly issued shares of its common stock, par value $1.00 per share (the “New Securities”), in exchange for up to (i) $50,600,000 aggregate liquidation amount of the outstanding 8.25% Cumulative Trust Preferred Securities issued by IBC Capital Finance II, a Delaware statutory trust whose common securities are owned by the Company ("IBC CF II"), (ii) $12,000,000 aggregate liquidation amount of the outstanding Floating Rate Trust Preferred Securities issued by IBC Capital Finance III, a Delaware statutory trust whose common securities are owned by the Company ("IBC CF III"), (iii) $20,000,000 aggregate liquidation amount of the outstanding Floating Rate Trust Preferred Securities issued by IBC Capital Finance IV, a Delaware statutory trust whose common securities are owned by the Company ("IBC CF IV"), and (iv) $7,500,000 aggregate liquidation amount of the outstanding Floating Rate Trust Preferred Securities issued by Midwest Guaranty Trust I, a Delaware statutory trust whose common securities are owned by the Company ("MGT I") (all of such trust preferred securities, the “Old Securities”).  The Exchange Offer will be on the terms and subject to the conditions set forth in the Exchange Offer Material (as defined in Section 3(a) hereof).

2.                  Engagement as Dealer Manager.  (a) The Company hereby engages and appoints Stifel, Nicolaus & Company, Incorporated as the sole and exclusive Dealer Manager (the “Dealer Manager”) in connection with the Exchange Offer.  On the basis of the representations, warranties, agreements and covenants of the Company in, and subject to the terms and conditions of, this Dealer Manager Agreement (this “Agreement”), the Dealer Manager agrees, in accordance with its customary practice, to perform in connection with the Exchange Offer in a commercially reasonable manner those services that are customarily performed by investment banking concerns in connection with similar exchange offers, including (i) the solicitation of tenders of Old Securities issued by IBC CF II and held by institutional holders identified by the Dealer Manager through the use of commercially reasonable efforts, (ii) the solicitation of tenders of Old Securities issued by IBC CF II and held by larger non-institutional beneficial holders identified by the Company and reasonably agreed to by the Dealer Manager, (iii) the solicitation of tenders of Old Securities issued by IBC CF III, IBC CF IV and MGT I, and (iv) the receipt and response to inquiries from any holder of Old Securities, all pursuant to the terms of the Exchange Offer.  The performance by the Dealer Manager of such services hereunder shall commence on the date of commencement of the Exchange Offer, which date shall be mutually agreed upon by the Company and the Dealer Manager (the “Commencement Date”).

(b)               The Dealer Manager’s duties and responsibilities under this Agreement will not include (i) providing tax, legal, regulatory, accounting or other specialist or technical advice or services, (ii) providing general financial or strategic advice unrelated to the Exchange Offer, (iii) assuming any responsibility for the verification of the information in the Exchange Offer Material, or (iv) the solicitation of tenders of Old Securities issued by IBC CF II and held by any holder not identified by the Company and agreed to by the Dealer Manager pursuant to Section 2(a) above.  The Dealer Manager’s obligation to act as Dealer Manager shall be subject to (i) the Company’s reasonable cooperation with and assistance in identifying holders of Old Securities and carrying out the Exchange Offer, (ii) the Company obtaining any legal or regulatory approval, consent or authorization required in any relevant jurisdiction, and (iii) other terms and conditions in this Agreement.

(c)                The Dealer Manager has been engaged to act in connection with the Exchange Offer and, in such capacity, the Dealer Manager shall act as an independent contractor, not as an agent, with duties owed solely to the Company.  In connection with the solicitation of tenders of Old Securities, no broker, dealer, commercial bank, trust company or other nominee is to be deemed to be acting as agent of the Dealer Manager or as agent of the Company, and Dealer Manager shall not be deemed to be an agent of the Company, any broker, dealer, commercial bank, trust company or other nominee or any other person.  The Dealer Manager will not be deemed for any purpose to act as a partner or joint venturer of or a member of a syndicate or group with the Company or any or its respective affiliates in connection with the Exchange Offer or otherwise.  The Company expressly acknowledges that all opinions and advice (written or oral) given by the Dealer Manager to the Company in connection with its engagement are intended solely for the benefit and use of the Company (including its management, directors and attorneys) in considering the transactions to which such opinions or advice relate.

3.                  The Exchange Offer Material.  (a) The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S‑4 (File No. 333‑164546), including a prospectus, relating to the New Securities.  The registration statement as amended at the time it becomes effective under the Securities Act of 1933, as amended (the “Securities Act”) is hereinafter referred to as the “Registration Statement”; the prospectus included in the Registration Statement on the Commencement Date, if the Registration Statement has not been then declared effective, is hereinafter referred to as the “Commencement Date Prospectus”; the prospectus included in the Registration Statement at the time it is declared effective is hereinafter referred to as the “Prospectus”; each of the Commencement Date Prospectus and the Prospectus, as amended from time-to-time, used to solicit tenders of Old Securities in exchange for New Securities, is hereinafter referred to as the “Applicable Prospectus”; and the Registration Statement, the Commencement Date Prospectus, the Prospectus, the Applicable Prospectus, the accompanying Letter of Transmittal and any other documents, materials or filings relating to the Exchange Offer to be used or made by the Company in connection with the Exchange Offer, including, but not limited to, any materials to be distributed to holders of the Old Securities, and in each case as amended or supplemented from time to time, are referred to herein collectively as the “Exchange Offer Material.”

(b)               The Company agrees to furnish the Dealer Manager, at the Company’s expense, with as many copies as the Dealer Manager may reasonably request of the Exchange Offer Material and any amendments or supplements thereto.  The Company agrees that, at a reasonable time prior to using or filing any Exchange Offer Material, the Company will (i) furnish to the Dealer Manager a reasonable number of copies of such material, (ii) give reasonable consideration to the Dealer Manager’s and its counsel’s comments, if any, thereon and (iii) not file any Exchange Offer Material without the Dealer Manager’s prior approval, which shall not be unreasonably withheld.

(c)                Prior to and during the period of the Exchange Offer, the Company shall inform the Dealer Manager promptly after it receives notice or becomes aware of the happening of any event, or the discovery of any fact, that would require the making of any change in any Exchange Offer Material then being used or would affect the truth or completeness of any representation or warranty contained in this Agreement if such representation or warranty were being made immediately after the happening of such event or the discovery of such fact.

(d)               The Dealer Manager hereby agrees that, without the prior consent of the Company (which consent the Company agrees will not be unreasonably withheld), the Dealer Manager will not hereafter publicly disseminate any written materials to holders of Old Securities for or in connection with the solicitation of tenders of Old Securities pursuant to the Exchange Offer other than the Exchange Offer Material.

(e)                The Dealer Manager is authorized to use copies of the Exchange Offer Material in accordance with the terms and conditions of this Agreement without assuming any responsibility for independent investigation or verification of the accuracy, completeness or fairness of the statements contained therein.

4.                  Withdrawal.  The Dealer Manager shall be entitled to withdraw as Dealer Manager in connection with the Exchange Offer without any liability or penalty to it or any other Indemnified Person (as defined in Section 11 hereof) and without loss of any right to indemnification or contribution provided in Section 11 hereof or right to the payment of all fees and expenses payable pursuant to Sections 5 and 6 hereof that have accrued to the date of such withdrawal, which expenses shall be paid promptly after the date of such withdrawal, in the event that (i) the Company shall have breached, in any material respect, any of its representations, warranties, agreements or covenants herein, (ii) the Exchange Offer is terminated or withdrawn for any reason or any stop order, restraining order, injunction or denial of an application for approval has been issued and not thereafter stayed or vacated with respect to the exchange of the Old Securities pursuant thereto or the performance of this Agreement, or any proceeding, litigation or investigation has been initiated that is reasonably likely to have a material adverse effect on the Company’s ability to carry out the Exchange Offer, or (iii) the Dealer Manager shall not have received (x) on the Commencement Date and on the Expiration Date (as defined in the Commencement Date Prospectus or, from and after the time the Registration Statement is declared effective, the Prospectus), the opinions of counsel described in Section 9(a) hereof, (y) on the Commencement Date and on the Expiration Date, the accountant’s “comfort letters” described in Section 9(b) hereof and (z) on the Expiration Date, certificates of executive officers of the Company as described in Section 9(c) hereof.  In the event of any such withdrawal by Dealer Manager, for purposes of determining the fees payable pursuant to Section 5 hereof, the aggregate liquidation amount of all Old Securities tendered for exchange (and not subsequently withdrawn) pursuant to the Exchange Offer as of the close of business on the date of such withdrawal that are thereafter acquired by the Company pursuant to the Exchange Offer shall be deemed to have been exchanged as of the date of such withdrawal, and such fees accrued through the date of such withdrawal shall be paid to the Dealer Manager promptly after the date of completion of the Exchange Offer.

5.                  Fees.  The parties agree that the compensation and fees payable for the Dealer Manager’s services as Dealer Manager hereunder will be one percent (1%) of the aggregate liquidation amount of all Old Securities exchanged in the Exchange Offer.  Such compensation and fees will be a joint and several obligation of the Company and Independent Bank, a Michigan banking corporation (the “Bank”), and will be paid to the Dealer Manager in immediately available funds on the date of the completion of the Exchange Offer.

6.                  Expenses.  In addition to the compensation for the services of Dealer Manager under Section 5 hereof, the Company shall (or shall cause Bank to) (i) reimburse brokers and dealers (including the Dealer Manager), commercial banks, trust companies and other nominees for their customary mailing and handling expenses incurred in forwarding the Exchange Offer Material to their customers, (ii) pay all fees and expenses relating to the preparation, filing, printing, mailing and publishing of the Exchange Offer Material and any other material prepared in connection with the Exchange Offer, all advertising expenses relating to the Exchange Offer, the fees and expenses of the Exchange Agent and the Information Agent (each as defined in Section 7 hereof) and all other fees and expenses incurred by the Company or any of its affiliates in connection with the Exchange Offer, (iii) pay all expenses incident to the preparation, issuance and delivery of the New Securities, and the qualification of the New Securities under state securities or “blue sky” laws in accordance with the provisions of Section 10(g) hereof, including the reasonable fees and disbursements of counsel for the Dealer Manager and any stock or transfer taxes or stamp or similar duties, (iv) pay all costs and expenses incident to listing the New Securities on the Nasdaq Global Select Market (“Nasdaq”), (v) reimburse Dealer Manager for all reasonable out-of-pocket expenses incurred by it in connection with the services of the Dealer Manager including, but not limited to, the legal fees and disbursements of its legal counsel incurred in connection with the Exchange Offer and the preparation of this Agreement (which fees and expenses will be paid directly to such counsel), (vi) if applicable, pay all fees and expenses related to any filing for review of the Exchange Offer by the Financial Industry Regulatory Authority,

including legal fees and filing fees, (vii) pay the document production charges and expenses associated with printing this Agreement, and (viii) pay all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section 6.  Notwithstanding the foregoing, the Company’s obligation to pay or reimburse expenses pursuant to this Agreement shall be subject in all cases to the limitations and other terms and conditions of that certain letter agreement by and among Lewis, Rice & Fingersh, L.C., the Dealer Manager and the Company dated February 24, 2010 (the “Fee Agreement”).  Subject to the Fee Agreement, all payments to be made pursuant to this Section 6 shall be made promptly after the expiration or termination of the Exchange Offer (or when required pursuant to Section 4 hereof).  The Company shall perform its obligations as set forth in this Section 6 whether or not the Exchange Offer is commenced or any Old Securities are tendered for exchange pursuant to the Exchange Offer.

7.                  Old Securities List; Exchange Agent; Information Agent.  (a) The Company shall provide the Dealer Manager or cause the trustee or trustees under the indentures or trust agreements, as applicable, pursuant to which the Old Securities were issued and The Depository Trust Company to provide the Dealer Manager with copies of the records or other lists showing the names and addresses of, and liquidation amounts of Old Securities held by, the holders of Old Securities as of a recent date and shall, from and after such date, use its best efforts to cause the Dealer Manager to be advised from day to day during the pendency of the Exchange Offer of all transfers of Old Securities, such notification consisting of the name and address of the transferor and transferee of any Old Securities and the date of such transfer.

(b)               The Company has appointed and authorizes the Dealer Manager to communicate with D.F. King & Co., Inc., in its capacity as exchange agent (the “Exchange Agent”), in connection with the Exchange Offer.  The Company will instruct the Exchange Agent to advise the Dealer Manager at least daily as to such matters relating to the Exchange Offer as the Dealer Manager may reasonably request and to furnish the Dealer Manager with any written reports concerning any such information as it may reasonably request.

(c)                The Company will arrange for D.F. King & Co., Inc. to serve as information agent (the “Information Agent”) in connection with the Exchange Offer and, as such, to advise the Dealer Manager as to such matters relating to the Exchange Offer as it may reasonably request and to furnish the Dealer Manager with any written reports concerning any such information as it may reasonably request.

8.                  Representations and Warranties.  The Company represents and warrants to the Dealer Manager as follows:

(a)                the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Applicable Prospectus and to enter into and perform its obligations under this Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect (as defined in Section 8(b)(vi) hereof);

(b)               (i)         the Company is duly registered and qualified as a bank holding company under the applicable provisions of the Bank Holding Company Act of 1956, as amended (the “BHC Act”), and each of the Company and Bank is in compliance in all material respects with all applicable laws administered by and regulations of the Board of Governors of the Federal Reserve, the Federal Deposit Insurance Corporation (the “FDIC”), the Michigan Office of Financial and Insurance Regulation and any other federal or state bank regulatory authority (collectively, the “Bank Regulatory Authorities”) with jurisdiction over the Company or the Bank, and, other than as disclosed to the Dealer Manager, neither the Company nor the Bank is a party to any written agreement or memorandum of understanding with, or a party to, any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of an extraordinary supervisory letter from, or has adopted any board resolutions at the request of, any Bank Regulatory Authority which restricts the conduct of its business, or in any manner relates to its capital adequacy, its credit policies or its management, nor have either of them been advised by any Bank Regulatory Authority that it is contemplating issuing or requesting (or is considering the appropriateness of requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission, or any such board resolutions;

(ii)               the activities of the Company and each of its direct and indirect subsidiaries (the “Subsidiaries”) are permitted under applicable federal and state banking laws and regulations, and the Company has all necessary approvals, including the approval of the Bank Regulatory Authorities to own, directly or indirectly, the capital stock of the Subsidiaries;

(iii)             no report or application filed by the Company or any of its Subsidiaries with any Bank Regulatory Authority as of the date it was filed or amended, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading when made or failed to comply in all material respects with the applicable requirements of the applicable Bank Regulatory Authority;

(iv)             the deposit accounts of the Bank are insured by the FDIC up to the maximum amount provided by law, and no proceedings for the modification, termination or revocation of any such insurance are pending or threatened;

(v)               the operations of the Company and the Subsidiaries are, and have been conducted at all times, in compliance, in all material respects, with applicable financial recordkeeping and reporting requirements of the Bank Secrecy Act, the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any Subsidiary with respect to any Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(vi)             the Bank and the other Subsidiaries have properly administered all accounts for which they act as a fiduciary, including but not limited to accounts for which they serve as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law, except where the failure to be in compliance would not have a material adverse effect on the general affairs, business, prospects, management, financial position, shareholders’ equity or results of operations of the Company and the Subsidiaries, considered as one enterprise (a “Material Adverse Effect”); and none of the Bank or other Subsidiaries, and to the Company’s knowledge, no directors, officers or employees of the Bank or other Subsidiaries has committed any material breach of trust with respect to any such fiduciary account, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account in all material respects;

(vii)           the most recent regulatory rating given to the Bank as to compliance with the Community Reinvestment Act of 1977, as amended (the “CRA”) is “satisfactory” or better, and since the Bank’s last regulatory examination of CRA compliance, the Bank has not received any formal, written complaints as to CRA compliance;

(c)                each Subsidiary has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and Applicable Prospectus, and has been duly qualified as a foreign corporation (or other organization) for the transaction of business and is in good standing under the laws of each other jurisdiction in which its owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not have a Material Adverse Effect, and all of the issued and outstanding capital stock (or other ownership interests) of each Subsidiary has been duly and validly authorized and issued, is fully paid and non-assessable and is owned by the Company, directly or through Subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and all of such capital stock (or other ownership interest) is valued on the books of the Company and its Subsidiaries in accordance with generally accepted accounting principles in the United States of America (“GAAP”);

(d)               (i)         the Company has an authorized capitalization as set forth in the Registration Statement and the Applicable Prospectus, and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and conform to the descriptions thereof contained in the Registration Statement and the Applicable Prospectus, and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive rights;

(ii)               all sales of the Company’s capital stock and debt securities made prior to the date hereof were made in material compliance with the Securities Act and applicable state securities or "blue sky" laws;

(iii)             the Company’s common stock, par value $1.00 per share (the “Common Stock”), is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is listed on the Nasdaq, and, other than as set forth in the Registration Statement and Applicable Prospectus, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Company’s common stock from Nasdaq, nor has the Company received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing, and the Company has applied to list the New Securities on Nasdaq and the transactions contemplated by this Agreement will not contravene the rules and regulations of Nasdaq;

(iv)             except as otherwise disclosed in the Registration Statement and the Applicable Prospectus, (A) none of the Company nor any Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends or from making any other distribution with respect to their respective equity, debt or hybrid securities, and (B) no Subsidiary is restricted, except by banking laws of general applicability, from repaying to the Company or any other subsidiary of the Company any amounts that may from time to time become due under any loans or advances to each Subsidiary from the Company or from transferring any property or assets to the Company or to any other Subsidiary;

(e)                when issued and delivered in the Exchange Offer, the New Securities will have been duly and validly authorized and will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof contained in the Registration Statement and the Applicable Prospectus, and the issuance of such New Securities is not subject to any preemptive rights;

(f)                this Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally or by general equitable principles (whether considered in an action at law or in equity) and except as the rights to indemnification and contribution hereunder may be limited by federal or state securities laws;

(g)                (1)        the exchange of the New Securities, the execution of this Agreement by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation of the Exchange Offer will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (2) nor will such action result in any violation of the provisions of the certificate or articles of incorporation or by-laws (or other organization documents) of the Company or any of the Subsidiaries, (3) nor will such action result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries or any of their properties; and (4) no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the exchange of the New Securities or the consummation by the Company of the Exchange Offer except the registration of the New Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws;

(h)               (1)        Crowe Horwath, LLP, who have certified certain financial statements of the Company and the Subsidiaries, are independent public accountants as required by the Securities Act and the rules and regulations thereunder, the Exchange Act and the rules and regulations thereunder, (2) the financial statements, together with related schedules and notes, included in the Registration Statement and the Applicable Prospectus comply in all material respects with the requirements of the Securities Act and present fairly the consolidated financial position, results of operations and changes in financial position of the Company and the Subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply, (3) such statements and related schedules and notes have been prepared in accordance with GAAP consistently applied throughout the periods involved, except as disclosed therein, and (4) the selected financial data included in the Applicable Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included in the Registration Statement.  The pro forma financial information of the Company and the Subsidiaries and the related notes thereto included in the Registration Statement and the Applicable Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial information and have been properly compiled on the bases described therein, and, to the Company's knowledge, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein;

(i)                 since the respective dates as of which information is given in the Registration Statement and Applicable Prospectus, (1) there has not been any change in the capital stock or long-term debt of the Company or any of the Subsidiaries, (2) there has not been any event that would constitute a Material Adverse Effect, or any development involving a prospective event that would constitute a Material Adverse Effect, (3) there have been no transactions entered into by, and no obligations or liabilities, contingent or otherwise, incurred by the Company or any of the Subsidiaries, whether or not in the ordinary course of business, which are material to the Company and the Subsidiaries, considered as one enterprise, and (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case, otherwise than as set forth or contemplated in the Registration Statement or the Applicable Prospectus;

(j)                 neither the Company nor any of the Subsidiaries is (1) in violation of its certificate or articles of incorporation or bylaws (or other organization documents), (2) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiaries, (3) in violation of any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiaries, or (4) in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiaries is a party or by which any of them or any of their respective properties may be bound, except, in the case of clauses (2), (3) and (4), where any such violation or default, individually or in the aggregate, would not have a Material Adverse Effect;

(k)               the Company and each Subsidiary has good and marketable title to all real and personal property owned by it, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement and Applicable Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any Subsidiary, and any real property and buildings held under lease by the Company or any Subsidiary are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any Subsidiary;

(l)                 other than as set forth in the Registration Statement and Applicable Prospectus, there are no legal or governmental proceedings pending to which the Company or any of the Subsidiaries is a party or of which any property of the Company or any of the Subsidiaries is the subject which, if determined adversely to the Company or the Subsidiary, individually or in the aggregate, would have or may reasonably be expected to have a Material Adverse Effect, or would prevent or impair the consummation of the transactions contemplated by this Agreement, or which are required to be described in the Registration Statement or the Applicable Prospectus; and, to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(m)             the Company and the Subsidiaries possess all permits, licenses, approvals, consents and other authorizations (collectively, “Permits”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the businesses now operated by them; the Company and the Subsidiaries are in compliance with the terms and conditions of all such Permits and all of the Permits are valid and in full force and effect, except, in each case, where the failure so to comply or where the invalidity of such Permits or the failure of such Permits to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect, and neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or material modification of any such Permits;

(n)               the Company and each of its Subsidiaries have made and keep books, records and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the Company and its Subsidiaries, and the Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (1) transactions are executed in accordance with management’s general or specific authorizations, (2) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (3) access to assets is permitted only in accordance with management’s general or specific authorization, and (4) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(o)               since the date of the latest audited financial statements included in the Registration Statement and Applicable Prospectus, (1) the Company has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of the Company and each of its Subsidiaries to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Company and each of its Subsidiaries, and (2) there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(p)               the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act) that comply with the requirements of the Exchange Act, and such disclosure controls and procedures are effective and there has been no failure on the part of the Company or to its knowledge any of its officers and directors, in their capacities as such, to comply in all material respects with such rule, and the Company has complied and continues to comply with the corporate governance compliance guidelines set forth in the Nasdaq Marketplace Rules;

(q)               all United States federal income tax returns of the Company and the Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided, and the Company and the Subsidiaries have (1) filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law, except insofar as the failure to file such returns, individually or in the aggregate, would not result in a Material Adverse Effect, and (2) paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided; and the charges, accruals and reserves on the books of the Company and the Subsidiaries in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined;

(r)                 neither the Company nor any of its Subsidiaries, nor to the Company’s knowledge, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its Subsidiaries, has (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (2) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (3) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (4) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment;

(s)                except as described in the Registration Statement and Applicable Prospectus, neither the Company nor any Subsidiary has outstanding, and at the Expiration Date will not have outstanding, any options to purchase or any warrants to subscribe for, or any securities or obligations convertible into, or any contracts or commitments to issue or sell, any Common Stock or any such warrants, convertible securities or obligations, and there are no persons with registration rights or other similar rights to have securities registered in connection with the filing of the Registration Statement or otherwise registered by the Company under the Securities Act;

(t)                 the Company is not and, after giving effect to the Exchange Offer, will not be an “investment company” as such term is defined in the Investment Company Act of 1940, as amended;

(u)               the Company has not distributed and, prior to the Expiration Date and completion of the Exchange Offer will not distribute, any offering materials in connection with the Exchange Offer, other than the Applicable Prospectus; and the Company has not taken and will not take, directly or indirectly, any action designed to cause or result in, or which constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the exchange, sale or resale of the New Securities or for any other purpose;

(v)               other than as contemplated by this Agreement, there is no broker, finder or other party that is entitled to receive from the Company or any Subsidiary any brokerage or finder’s fee or any other fee, commission or payment as a result of the Exchange Offer;

(w)              (i) at the respective times the respective parts of the Registration Statement and any post-effective amendments thereto became effective and at the completion of the Exchange Offer the Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the Securities Act and the rules and regulations of the Commission thereunder (the “Rules and Regulations”) and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) at the time of the filing thereof and at the completion of the Exchange Offer neither the Prospectus nor any amendments or supplements thereto included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the representations and warranties in clauses (i) and (ii) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus or any amendment or supplement thereto made in reliance upon and in strict conformity with information regarding the Dealer Manager and its role in the Exchange Offer furnished to the Company by the Dealer Manager; and (iii) no order preventing or suspending the use of any Applicable Prospectus has been issued by the Commission;

(x)               (i) the Exchange Offer Material when so filed complied in all material respects with the requirements of the Securities Act and the Rules and Regulations, (ii) the Exchange Offer Material delivered to the Dealer Manager for use in connection with the Exchange Offer was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T, (iii) to the extent applicable, all disclosures contained in the Exchange Offer Material regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K under the Securities Act, as applicable, and (iv) there are no statutes, regulations, documents or contracts of a character required to be described in the Exchange Offer Material that are not described in the Exchange Offer Material; and

(y)               any certificate signed by any officer of the Company delivered to the Dealer Manager or to counsel for the Dealer Manager shall be deemed a representation and warranty by the Company to the Dealer Manager as to the matters covered thereby.

9.                  Opinions of Counsel; Officers Certificates.  (a) On each of the Commencement Date and the Expiration Date, the Company will deliver to the Dealer Manager an opinion of Varnum LLP, counsel to the Company, in a form mutually agreeable to Varnum LLP and the Dealer Manager.

(b)               On each of the Commencement Date and the Expiration Date, the Company will deliver to the Dealer Manager a letter dated the Commencement Date or the Expiration Date, as the case may be, in form and substance satisfactory to the Dealer Manager and its counsel, from Crowe Horwath LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” with respect to the financial statements and certain financial information, including pro forma financial information, contained in the Registration Statement and the Applicable Prospectus for such date.

(c)                On each of the Commencement Date and the Expiration Date, the Company will deliver to the Dealer Manager certificates of executive officers of the Company, dated as of such date, to the effect that all the representations and warranties of the Company contained herein are true and correct as though expressly made at such time and that the Company has performed in all material respects all obligations hereunder theretofore required to be performed.

(d)               If requested by the Dealer Manager, on each of the Commencement Date and the Expiration Date the Dealer Manager shall have received the opinion of Lewis, Rice & Fingersh, L.C., counsel to the Dealer Manager, concerning such matters as the Dealer Manager may reasonably request.

(e)                If requested by the Dealer Manager, on the Commencement Date the Company will deliver to the Dealer Manager a certificate of the Chief Financial Officer of the Company, dated as of the Commencement Date, concerning such matters as the Dealer Manager may reasonably request  and as are customary for similar transactions, in form and substance reasonably acceptable to the Dealer Manager.

(f)                On each of the Commencement Date and the Expiration Date, the Company shall deliver to the Dealer Manager such information, certificates or other documents, in addition to those expressly listed herein, as the Dealer Manager may reasonably request and as are customary for similar transactions.

10.              Covenants.  The Company agrees:

(a)                to advise the Dealer Manager promptly of (i) the occurrence of any event or the discovery of any fact that could reasonably be expected to cause the Company to withdraw or terminate the Exchange Offer, and (ii) any proposal or requirement to amend or supplement any Exchange Offer Material;

(b)               to notify the Dealer Manager promptly after the Company receives notice (and, if in writing, to furnish the Dealer Manager a copy thereof) (i) of the time when any amendment to the Registration Statement has been filed or becomes effective, or any amendment or supplement to the Commencement Date Prospectus or any other Applicable Prospectus or any amended or additional Exchange Offer Material shall have been filed, (ii) of the receipt of any comments from the Commission relating to the Exchange Offer, (iii) of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Applicable Prospectus or any of the Exchange Offer Material, (iv) of the suspension of the qualification of the New Securities for offering or sale or exchange in connection with the Exchange Offer in any jurisdiction, (v) of any request by the Commission to amend or supplement the Registration Statement, any Applicable Prospectus or the other Exchange Offer Material or for additional information, or (vi) of the institution or threatening of any proceedings for any such purpose to which the Company has notice or of any litigation or other administrative proceeding with respect to the Exchange Offer;

(c)                to provide to the Dealer Manager promptly any other information relating to the Exchange Offer or the Company that the Dealer Manager reasonably deems appropriate and to provide the Dealer Manager with reasonable access to the Company’s officers, directors, accountants, counsel, consultants and other appropriate agents and representatives that the Dealer Manager may from time to time reasonably request, and to advise the Dealer Manager promptly if any information previously provided becomes inaccurate in any material respect or is required to be updated;

(d)               to comply in all material respects with the provisions of the Securities Act and the Exchange Act and, in each case, the rules and regulations promulgated by the Commission thereunder, in connection with the Exchange Offer Material, the Exchange Offer and the transactions contemplated hereby and thereby;

(e)                if, during such period after the Commencement Date as, in the opinion of counsel for the Dealer Manager, the then Applicable Prospectus is required by law to be delivered in connection with exchanges of Old Securities for New Securities, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the then Applicable Prospectus in order to make the statements therein, in the light of the circumstances when the then Applicable Prospectus is delivered to a holder of Old Securities, not misleading, or if, in the opinion of counsel for the Dealer Manager, it is necessary to amend or supplement the then Applicable Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at the Company’s expense, to the Dealer Manager and to any other dealers upon request, either amendments or supplements to the then Applicable Prospectus so that the statements in the then Applicable Prospectus as so amended or supplemented will not, in the light of the circumstances when the then Applicable Prospectus is delivered to a holder of Old Securities, be misleading or so that the then Applicable Prospectus, as amended or supplemented, will comply with law;

(f)                to use all commercially reasonable efforts to cause the Registration Statement and any post-effective amendments to the Registration Statement to promptly become effective; and the Company will prepare and file, as required, any and all necessary amendments and supplements to any of the Exchange Offer Material and, if required by the Securities Act or the Exchange Act, will use all commercially reasonable efforts to cause such Exchange Offer Material to promptly become effective;

(g)                to endeavor to qualify the New Securities for offer and sale under the securities or “blue sky” laws of such jurisdictions as the Dealer Manager shall reasonably request and to maintain such qualifications in effect as long as required for the distribution of the New Securities;

(h)               during the period beginning on the Commencement Date and continuing to and including the Expiration Date, not to, without the prior written consent of the Dealer Manager, offer, sell, contract to sell or otherwise dispose of any New Securities or securities convertible into or exchangeable or exercisable for the New Securities or warrants or other rights to purchase New Securities or any other securities of the Company substantially similar to the New Securities except for (i) any New Securities issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and disclosed in the Commencement Date Prospectus, (ii) any New Securities issued or options to purchase New Securities granted pursuant to existing employee benefit plans of the Company, (iii) any New Securities issued pursuant to any non-employee director stock plan, dividend reinvestment plan or stock purchase plan of the Company, or (iv) as contemplated by the Registration Statement or Applicable Prospectus;

(i)                 to use its best efforts to cause the New Securities to have been approved for listing on the Nasdaq Global Select Market, as of the settlement date, subject only to notice of issuance at or prior to the time of issuance;

(j)                 to disseminate, as required, any and all necessary amendments and supplements to any documents to be filed or furnished with the Commission or any other regulatory authorities or to be distributed to the holders of the Old Securities relating to the Exchange Offer and promptly furnish to the Dealer Manager true and complete copies of each such amendment and supplement prior to the distribution thereof;

(k)               to file promptly all reports and documents required to be filed by the Company with the Commission in order to comply with the Exchange Act subsequent to the date of the Commencement Date Prospectus and prior to the Expiration Date and to provide the Dealer Manager, for the Dealer Manager’s review and opportunity to comment, a copy of such reports and statements and other documents to be filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act during such period a reasonable amount of time prior to any proposed filing;

(l)                 to not, at any time after the execution of this Agreement and prior to the earlier of the settlement date or the earlier termination of the Exchange Offer, without the consent of the Dealer Manager (X) offer or sell any New Securities by means of any “prospectus” (within the meaning of the Securities Act), any issuer free writing prospectus (as defined in Rule 433 under the Securities Act regulations) or any other free writing prospectus (as defined in Rule 405 under the Securities Act regulations) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act regulations, (Y) use any “prospectus” (within the meaning of the Securities Act), any issuer free writing prospectus (as defined in Rule 433 under the Securities Act regulations) or any other free writing prospectus (as defined in Rule 405 under the Securities Act regulations) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act regulations in connection with the Exchange Offer other than the Prospectus,  or (Z) make any offer or sale of New Securities by means, or use, of any written materials in connection with the Exchange Offer other than the Exchange Offer Materials;

(m)             to not take, directly or indirectly, any action that is designed to cause or result, or which might reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any securities to facilitate the exchange of Old Securities in the Exchange Offer;

(n)               to make appropriate arrangements, to the extent applicable, with the Depository Trust Company or any other “qualified” securities depository to allow for the book-entry movement of the tendered book-entry securities between depository participants and the Exchange Agent; and

(o)               to provide the Financial Industry Regulatory Authority any information required under its rules or regulations.

11.              Indemnification and Contribution; No Liability for Acts of Others; Settlement of Litigation; Release.  (a) The Company and Bank, jointly and severally, agree to indemnify, defend and hold harmless the Dealer Manager, its affiliates within the meaning of Rule 405 under the Securities Act, and their respective officers, directors, employees and agents and each person, if any, who controls or is controlled by the Dealer Manager within the meaning of either Section 15 of the Securities Act or Section 20(a) of the Exchange Act (each, an Indemnified Person”) from and against any losses, liabilities, claims, damages and expenses whatsoever as incurred (including, without limitation, reasonable attorneys’ fees and any and all reasonable expenses whatsoever as incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) (each a “Loss” and collectively the “Losses”) to which they or any of them may become subject under the Securities Act, the Exchange Act or otherwise insofar as such Losses arise out of or in connection with or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus or Applicable Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Losses are caused by any such untrue statement or omission or alleged untrue statement or omission in reliance upon and in strict conformity with written information furnished to the Company by the Dealer Manager expressly for use therein, (ii) the Exchange Offer, (iii) the exchange of Old Securities for New Securities pursuant to the Exchange Offer, (iv) all other actions contemplated in the Exchange Offer Material with respect to the Exchange Offer, (v) any breach by the Company of any representation or warranty or failure to comply with any of the covenants and the agreements contained herein, or (vi) any withdrawal or termination by the Company of, or failure by the Company to commence or consummate, the Exchange Offer.  In addition, the Company and Bank, jointly and severally, hereby agree to indemnify, defend and hold harmless each Indemnified Person from and against any Losses related to, arising out of or in connection with any advice or services rendered or to be rendered by the Dealer Manager pursuant to or in connection with this Agreement; provided, however, that the Company and Bank shall not be obligated to indemnify the Dealer Manager to the extent that such Losses are finally judicially determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct or bad faith of the Dealer Manager.

(b)               No Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any other person for any act or omission on the part of any broker or dealer in securities or any commercial bank, trust company or other nominee, and no Indemnified Person shall have any liability (whether direct or indirect, in contract, tort or otherwise) to the Company or any other person for any Losses arising from or in connection with any act or omission of the Dealer Manager in performing its obligations hereunder or otherwise in connection with the Exchange Offer, the purchase of New Securities pursuant to the Exchange Offer or any other action contemplated in the Exchange Offer Material, except to the extent that any such Losses are finally judicially determined by a court of competent jurisdiction to have resulted solely from the gross negligence or willful misconduct or bad faith of the Dealer Manager.

(c)                Promptly after receipt by an Indemnified Person of notice of the commencement of any action, such Indemnified Person shall, if a claim in respect thereof is to be made against the Company or Bank under this Section 11, notify the Company in writing of the commencement thereof (but the failure so to notify the Company shall not relieve the Company or Bank from any liability which it may have under this Section 11).  In case any such action is brought against any Indemnified Person, and it notifies the Company of the commencement thereof, the Company and Bank will be entitled to participate therein and to assume the defense thereof with counsel reasonably satisfactory to such Indemnified Person (who shall not, except with the consent of the Indemnified Person, be counsel to the Indemnified Person).  Notwithstanding the foregoing, the Indemnified Person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the employment of such counsel shall have been authorized in writing by the Company, (ii) the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time after notice of commencement of the action, or (iii) such Indemnified Person shall have reasonably concluded that there may be defenses available to it which are different from or additional to those available to the Company or Bank (in which case the Company and Bank shall not have the right to direct the defense of such action on behalf of the Indemnified Person), in any of which events such fees and expenses shall be borne by the Company.  In no event shall the Company and Bank be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all Indemnified Persons in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, which counsel shall be selected by Dealer Manager.  Neither the Company nor the Bank shall, without the written consent of the Indemnified Person, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Person is an actual or potential party to such action or claim) unless such settlement, compromise or judgment includes an unconditional release of the Indemnified Person from all liability arising out of such action or claim.

(d)               If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an Indemnified Person in respect of any Losses, then the Company and Bank, jointly and severally, shall contribute to the amount paid or payable by such Indemnified Person as a result of such Losses in such proportion as is appropriate to reflect the relative benefits received from the Exchange Offer by the Company and the Bank on the one hand and the Dealer Manager on the other.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then the Company and Bank, jointly and severally, shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Bank on the one hand and the Dealer Manager on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.  The relative benefits received by the Company on the one hand and the Dealer Manager on the other from the Exchange Offer shall be deemed to be in the same proportion as the total value received or contemplated to be received by the holders of Old Securities pursuant to the Exchange Offer, whether or not consummated, bears to the total fees paid or to be paid to the Dealer Manager under this Agreement.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Dealer Manager on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)                The parties agree that it would not be just and equitable if contributions pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 11.  The amount paid or payable by an Indemnified Person as a result of the Losses referred to above in this Section 11 shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action or claim.

(f)                No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(g)                The remedies provided for in this Agreement are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.  The reimbursement, indemnity and contribution obligations of the Company and Bank provided for in this Agreement shall be in addition to any liability which the Company and Bank may otherwise have.

12.              Full Force and Effect.  The provisions of Sections 8, 11, 13, 19, 20, 24 and 26 hereof shall apply to the Exchange Offer Material and any modification thereof and shall remain operative and in full force and effect regardless of (i) any failure to commence, or the withdrawal, termination, expiration or consummation of, the Exchange Offer or the termination or assignment of this Agreement, (ii) any investigation made by or on behalf of any Indemnified Person, (iii) any withdrawal by the Dealer Manager pursuant to Section 4 hereof or otherwise, and (iv) the completion of the services of the Dealer Manager hereunder.

13.              Confidentiality.  Any advice or opinions provided by the Dealer Manager will not be disclosed or referred to publicly or to any third party (other than to attorneys and accountants of the Company who agree to keep such advice or opinions confidential) except in accordance with the Dealer Manager’s prior written consent or as may be required by applicable law.  The Company agrees that any reference to the Dealer Manager in the Exchange Offer Material, or in any other release or communication relating to the Exchange Offer, is subject to the prior written approval of the Dealer Manager.

14.              Trading Activities.  The Company acknowledges that the Dealer Manager is a full service securities firm engaged in securities trading and brokerage activities, as well as providing investment banking and financial advisory services.  In the ordinary course of the trading and brokerage activities the Dealer Manager or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers, in debt or equity securities of the Company or any other company that may be involved in the Exchange Offer.

15.              Termination.  This Agreement may be terminated upon the earlier of (a) the expiration, withdrawal or termination of the Exchange Offer, (b) the date of the Dealer Manager’s withdrawal pursuant to Section 4 hereof, or (c) the time and date at which this Agreement is terminated by the mutual consent of the parties hereto.  Notwithstanding the termination of the Agreement pursuant to this Section 15, the right to compensation and reimbursement pursuant to the provisions of Sections 5 and 6 hereof, accrued prior to the date of such termination, and the indemnity and the other provisions set forth in Sections 11 and 12 hereof will remain operative.

16.              Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic and legal substance of the agreements contained herein is not affected in any manner adverse to any party.

17.              Counterparts.  This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.  In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.  At the request of any party each other party shall promptly re-execute an original form of this Agreement or any amendment hereto and deliver the same to the other party.  No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

18.              Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the Company, the Bank, the Dealer Manager, any other Indemnified Person referred to in this Agreement, and their respective successors and assigns.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  No participant in the Exchange Offer shall be deemed to be a successor or assign by reason hereof of such participation.

19.              Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to such state’s principles of conflicts of laws.

20.              Jurisdiction and Venue.  The parties hereby submit to the jurisdiction of and venue in the federal courts located in the City of St. Louis, Missouri in connection with any dispute related to this Agreement, any transaction contemplated hereby or any other matter contemplated hereby and agree not to file suit relating to this Agreement in any other court.

21.              Entire Agreement.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the parties with respect to the subject matter hereof, provided that this Agreement shall not be deemed to supersede, modify or otherwise affect the Fee Agreement.

22.              Amendment.  This Agreement may not be amended or waived except in writing signed by each party to be bound thereby.

23.              Notices.  All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt thereof by the recipient if mailed or transmitted by any standard form of telecommunication.  Notices to the Dealer Manager shall be given to Stifel, Nicolaus & Company, Incorporated, One Financial Plaza, 501 North Broadway, St. Louis, Missouri 63102 (fax no.: 314‑342‑2775); Attention:  Patrick R. Koster, and with a copy to Stifel, Nicolaus & Company, Incorporated, One South Street, 17th Floor, Baltimore, Maryland 21202; Attention:  Michael A. Gilbert, Esq.  Notices to the Company and Bank shall be given to them at 230 West Main Street, Ionia, Michigan 48846 (fax no.:  (616) 522-1858); Attention: Robert N. Shuster.

24.              Waiver of Jury Trial.  The parties hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

25.              Tax Structure.  Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the Exchange Offer and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Dealer Manager imposing any limitation of any kind.  However, any information relating to the tax treatment and tax structure of the Exchange Offer shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws.  For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

26.              No Fiduciary Relationship.  The Company and Bank hereby acknowledge that the Dealer Manager is acting solely as dealer manager in connection with the Exchange Offer.  The Company further acknowledges that the Dealer Manager is acting pursuant to a contractual relationship created solely by this Agreement entered into on an arm’s-length basis and in no event do the parties intend that the Dealer Manager act or be responsible as a fiduciary to the Company, its respective management, stockholders, creditors or any other person in connection with any activity that such Dealer Manager may undertake or has undertaken in furtherance of the Exchange Offer, either before or after the date hereof.  The Dealer Manager hereby expressly disclaims any fiduciary or similar obligations to the Company, either in connection with the transactions contemplated by this Agreement or any matters leading up to such transactions, and the Company hereby confirms its understanding and agreement to that effect.  The Company and the Dealer Manager agree that they are each responsible for making their own independent judgments with respect to any such transactions, and that any opinions or views expressed by the Dealer Manager to the Company regarding such transactions, including but not limited to any opinions or views with respect to the price or market for the Company’s securities, do not constitute advice or recommendations to the Company.

27.              Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  Terms for which meanings are defined in this Agreement shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine and feminine forms.  The term “including,” whenever used in any provision of this Agreement, means including but without limiting the generality of any description preceding or succeeding such term.  Each reference to a person or entity shall include a reference to the successors and assigns of such person or entity.

28.              Publications.  The Company agrees that the Dealer Manager has the right to place advertisements in financial and other journals at its own expense describing its services to the Company in connection with the Exchange Offer.

[remainder of page intentionally left blank; signatures appear on next page]

Please indicate your willingness to act as Dealer Manager on the terms set forth herein and your acceptance of the foregoing provisions by signing in the space provided below for that purpose and returning to us a copy of this Agreement, whereupon this Agreement and your acceptance shall constitute a binding agreement between us.

Very truly yours,

INDEPENDENT BANK CORPORATION

By:

Name:

Title:

INDEPENDENT BANK

By:

Name:

Title:

Accepted and agreed as of the
date first above written:

STIFEL, NICOLAUS & COMPANY, INCORPORATED

By:

Name:

Title:

Form of Opinion of Varnum LLP

(i)         The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan, and is duly registered as a bank holding company under the BHC Act, with power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Applicable Prospectus and to enter into and perform its obligations under the Agreement, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure so to qualify or be in good standing would not be reasonably expected to have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise;

(ii)        Each Subsidiary has been duly incorporated (or organized) and is validly existing as a corporation (or other organization) in good standing under the laws of the jurisdiction of its incorporation (or other organization), with power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Applicable Prospectus;

(iii)       The Company has an authorized capitalization as set forth in the Registration Statement and the Applicable Prospectus and all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and conform to the descriptions thereof contained in the Registration Statement and the Applicable Prospectus; and none of the issued and outstanding shares of capital stock of the Company are subject to any preemptive rights;

(iv)       When issued and delivered to the holders of the Old Securities, the New Securities will have been duly and validly authorized and will be duly and validly issued and fully paid and non-assessable and will conform to the descriptions thereof contained in the Applicable Prospectus; and the issuance of New Securities is not subject to any preemptive rights;

(v)        The Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally or by general equitable principles (whether considered in an action at law or in equity) and except as the rights to indemnification and contribution in the Agreement may be limited by federal or state securities laws;

(vi)       (x) The Exchange Offer, the execution of the Agreement by the Company, and the compliance by the Company with all of the provisions of the Agreement and the consummation of the transactions therein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any Material Agreement to which the Company or any of the Subsidiaries is a party or by which the Company or any of the Subsidiaries is bound or to which any of the property or assets of the Company or any of the Subsidiaries is subject, (y) nor will such actions result in any violation of the provisions of the articles of incorporation or bylaws (or similar organizational documents) of the Company or any of the Subsidiaries, (z) nor will such actions result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body known to such counsel after reasonable investigation having jurisdiction over the Company or any of the Subsidiaries or any of their properties, except with respect to clause (z) for any violations as are not reasonably expected to have a material adverse effect on the Company and the Subsidiaries, considered as one enterprise;

(vii)      Except for consents, approvals, and authorizations already received by the Company, no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the exchange of the New Securities or the consummation by the Company of the Exchange Offer, except the registration of the New Securities under the Securities Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or blue sky laws in connection with the Exchange Offer;

(viii)     The Company is not and, after giving effect to the Exchange Offer, will not be an “investment company” as such term is defined in the Investment Company Act;

(ix)       The information in the Applicable Prospectus under the captions “Risk Factors,” “Description of Capital Stock,” “Litigation Matters,” “Management,” “Certain Relationships and Related Party Transactions,” "Material U.S. Federal Income Tax Consequences," and “Comparison or Rights Between the Trust Preferred Securities and Our Common Stock, ”insofar as it constitutes matters of law, summaries of documents, summaries of the Company’s charter or articles of incorporation and by-laws or legal proceedings, or legal conclusions is correct in all material respects;

(x)        The Registration Statement has been declared effective under the Securities Act; any required filing of the Prospectus pursuant to Rule 424(b) under the Securities Act has been made in the manner and within the time period required by Rule 424(b); and to such counsel’s knowledge after reasonable investigation, no stop order suspending the effectiveness or use of the Registration Statement or the Prospectus has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission; and

(xi)       Each of the Registration Statement and the Applicable Prospectus and any further amendments and supplements thereto made by the Company prior to the Commencement Date or the Expiration Date (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder as of their effective dates of effectiveness or issuance.

In addition, such counsel shall state that, although they are not passing upon and do not assume any responsibility for nor have they independently verified, the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Applicable Prospectus, except to the extent set forth in opinions (iii), (iv) and (xi) above, in connection with the preparation of the Registration Statement and the Applicable Prospectus, such counsel advises the Dealer Manager that nothing has come to such counsel’s attention that would lead such counsel to believe that, as of its effective date, the Registration Statement or any further amendment thereto made by the Company prior to the Commencement Date or Expiration Date, as the case may be (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion), contained an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or that, as of its date, the Applicable Prospectus or any further amendment or supplement thereto made by the Company prior to such Commencement Date or Expiration Date, as the case may be (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion) contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that, as of the Commencement Date or Expiration Date, as the case may be, any of the Registration Statement or the Applicable Prospectus or any further amendment or supplement thereto made by the Company prior to the Commencement Date or Expiration Date, as the case may be (other than the financial statements, related schedules and other financial data therein, as to which such counsel need express no opinion) contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In rendering such opinion, such counsel may rely as to matters of fact (but not as to legal conclusions), to the extent they deem proper on certificates of responsible officers of the Company and public officials.

For purposes of the opinion, "Material Agreement" shall mean any agreement that would be required to be filed by the Company pursuant to Item 601(a)(10) of the Commission's Regulation S-K in an Annual Report on Form 10-K filed on the date of the opinion, provided that "Material Agreement" shall specifically exclude all indentures, supplemental indentures, trust agreements, guaranties, and other agreements governing or related to the Old Securities that are listed in the opinion.

For purposes of the opinion, "Subsidiary" shall mean only the following: Independent Bank; Independent Mortgage Company; IBC Financial Services, Inc.; Independent Title Services, Inc.; Mepco Finance Corporation; and Mepco Acceptance Corporation.